UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2016

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 18, 2016, the Board of Directors of Exelixis, Inc. adopted the Exelixis, Inc. 2016 Inducement Award Plan (the “Inducement Plan”) pursuant to which Exelixis reserved 1,500,000 shares of Exelixis common stock for issuance under the Inducement Plan. The only persons eligible to receive grants of Awards under the Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1 – that is, generally, a person not previously an employee or director of Exelixis, or following a bona fide period of non-employment, as an inducement material to the individual's entering into employment with Exelixis. An “Award” is any right to receive Exelixis common stock pursuant to the Inducement Plan, consisting of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, or any other stock award. On November 18, 2016, the Board of Directors of Exelixis also adopted forms of agreements for use with the Inducement Plan.
The description above of the terms of the Inducement Plan is not complete, and reference is made to the Inducement Plan filed as Exhibit 10.1 hereto for a full description of the terms of the Inducement Plan. The forms of agreements for use with the Inducement Plan are attached as Exhibit 10.2 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	2016 Inducement Award Plan
10.2	Forms of Agreements used in Connection with the 2016 Inducement Award Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

November 22, 2016	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	2016 Inducement Award Plan
10.2	Forms of Agreements used in Connection with the 2016 Inducement Award Plan